Bionano Genomics Reports Third Quarter 2022 Financial Results and Highlights Recent Business Progress
–55% year-over-year revenue growth in Q3 2022
–On track to achieve all 2022 ELEVATE! milestones
–Strong balance sheet with $180.2 million in cash, cash equivalents, and available-for-sale securities at the end of Q3 2022
–Conference call today, November 3rd, 2022 at 4:30 PM ET
SAN DIEGO, November 3, 2022 -- Bionano Genomics, Inc. (Nasdaq: BNGO), today reported financial results for the third quarter ended September 30, 2022.
The Company executed its commercialization strategy, built scientific momentum by presenting data at key scientific meetings and drove utilization of the Saphyr system at leading institutions across the globe, with the following highlights:
Recent Highlights since the End of Q3 2022:
•For the first time, the American Society of Human Genetics (ASHG) annual meeting featured a dedicated scientific session on genome mapping technologies, with researchers highlighting OGM as a technique that has the potential to revolutionize molecular and cytogenetic research. Additionally, twenty-four scientific and poster presentations covered OGM’s utility in genetic disease research and other research areas including schizophrenia, ataxia, constitutional and neurodevelopmental disorders.
•Bionano recently held the first scientific user meeting in the company’s history to bring together over 50 researchers curious about OGM and experienced users from across the globe, for research case presentations and demonstrations of Bionano’s Saphyr® system and NxClinical™ software.
•Together with Hamilton, announced the commercialization of the Long String VANTAGE for the isolation of ultra high molecular weight (UHMW) DNA for use in OGM. The Long String VANTAGE is the first Assay Ready Workstation solution in Hamilton’s Long String Genomics product program and supports extraction of UHMW DNA at increased scale. Initial testing has been performed on cell lines and blood samples, with bone marrow aspirates (BMA) and other sample types expected soon. Results confirmed that labs can process up to 12 UHMW DNA samples per run and 24 UHMW DNA samples with high consistency and reproducibility in an eight-hour workday. The automated workflow marks a significant improvement over the manual method, dramatically reducing the hands-on time and the number of samples that can be purified to UHMW DNA. The Long String VANTAGE is expected to be commercially released in early 2023.
Business Highlights in Q3 2022:
•Total revenue for Q3 2022 was $7.2 million, representing the highest quarterly revenue to date for the company.
•Grew the installed base of Saphyr systems from 196 at the end of Q2 2022 by 21 to 217 as of the end of Q3 2022, an 11% increase compared to Q2 2022. The installed base at the end of Q3 2022 grew 54% compared to Q3 2021.

•Sold 3,975 nanochannel array flowcells during Q3 2022, which is a record for the number of flowcells sold in any quarter in the company’s history, represents a 17% sequential increase over Q2 2022 and is comparable to the 3,969 flowcells sold during Q3 2021.
•Presented the latest research on OGM for use in a variety of applications at industry conferences with record numbers of scientific presentations and posters on OGM, including at Cancer Genomics Consortium with 18 events covering OGM’s utility for research areas across the cancer genomics landscape.
•Announced the launch of Bionano Laboratories, a new organization that combines Bionano’s OGM data services with the clinical testing services previously offered by Lineagen, and the launch of Bionano Laboratories’ first OGM-based laboratory developed test (LDT). Bionano Laboratories recently received CLIA-certification for its lab in San Diego. This certification will enable Bionano Laboratories to offer services to customers seeking to implement OGM into their diagnostic routines and for research applications with hospitals, pharmaceutical companies, and other parties that may desire a more robust regulatory structure for their projects.
•Studies published during the quarter illustrate the value and continued adoption of OGM in research areas including the following:
◦Cell bioprocessing quality control: One study used OGM to investigate numerical and structural changes to two induced pluripotent stem cells (iPSC) lines, WTC-11 and Tuba1-GFP, during long-term culturing. This research provides scientific and practical support for the use of OGM workflows in regenerative medicine due to OGM’s ability to detect hundreds of structural variants (SVs), many of which had not been seen by other cytogenetic methods and which may impact the genomic integrity of iPSCs. A second study evaluated OGM’s utility for regenerative medicine as part of a workflow to evaluate the quality of hypoimmunogenic iPSCs. This study validates OGM’s ability to detect cryptic and balanced SVs in CRISPR-edited cells, some of which were not detected by karyotyping, and which may impact the genomic integrity of iPSCs.
◦Repeat expansion disorders: A study evaluated the utility of OGM in the analysis of repeat expansion disorders. Researchers in this study describe how OGM can be adopted as an alternative to Southern blot analysis for the identification of repeat expansions in the RFC1 gene that can lead to cerebellar ataxia with neuropathy and bilateral vestibular areflexia syndrome (CANVAS) and adult-onset ataxia in multiple populations.
◦Hematologic malignancies: One study used OGM to analyze the impact of chromothripsis (cth) and TP53 abnormalities in chronic lymphocytic leukemia (CLL) patients with high genomic complexity. The study noted that detecting cth using some traditional cytogenetic approaches can be challenging and reported that OGM was able to reveal rearrangements associated with cth events, including intra-chromosomal and inter-chromosomal translocations. A second study evaluated the performance of OGM for detection of cytogenetic abnormalities in myelodysplastic syndromes (MDS) and acute myeloid leukemia (AML) samples. This work is the second independent study, following a recent publication from researchers at MD Anderson Cancer Center, showing that OGM enables better molecular characterization of MDS. This paper extends that research to AML and the findings indicate that OGM may have an even greater impact on the characterization of AML compared to MDS, which led the researchers to recommend integrating OGM into new prognostic scoring methods for both myeloid malignancies.

◦Recurrent pregnancy loss (RPL): A study utilized OGM to detect cryptic balanced chromosomal rearrangements (BCRs) found in subjects who experienced recurrent pregnancy loss (RPL). Compared to traditional cytogenetic methods, OGM successfully identified cryptic reciprocal translocation in all samples, improving the success rate for finding pathogenic variants of cryptic BCRs and streamlining the process of detection. Additionally, a recent case study successfully evaluated OGM as a method for investigating abnormal noninvasive prenatal testing (NIPT) results because of its ability to accurately identify complex structural aberrations relevant to recurrent pregnancy loss and infertility.
“We believe our Q3 2022 results, which include the highest quarterly revenues ever for Bionano, reflect continued gains in market development and commercial validation for OGM. We were pleased to see improved revenues across all of our global regions,” commented Erik Holmlin, PhD, president and chief executive officer of Bionano. “We remain on track to achieve all of our previously outlined ELEVATE! milestones for the second half of the year. We believe all of our achieved and planned advancements, together with further validation of OGM utility supported by recent publications, should lay the foundation for revenue growth and further penetration of our target markets, including cytogenomics, discovery research and cell bioprocessing."
Q3 2022 Financial Highlights
•Total revenue for Q3 2022 was $7.2 million, up 55% from Q3 2021, and an 8% increase from Q2 2022.
•Gross margin for Q3 2022 was 25%, and represents a 3% sequential improvement over Q2 2022. This number is consistent with our gross margin from Q3 2021 and reflects continued improvements in chip production yields and the favorable product sales mix for the quarter.
•Q3 2022 GAAP operating expense was $34.0 million, compared to $21.8 million in Q3 2021. Q3 2022 non-GAAP1 operating expense was $26.4 million, compared to $18.7 million in Q3 2021. Q3 2022 non-GAAP operating expense excludes $6.1 million in stock-based compensation, $1.4 million in amortization of intangibles and $0.1 million in transaction related expenses. The year-over-year increase was primarily due to increased headcount and related spending.
At September 30, 2022, the Company had cash, cash equivalents, and available-for-sale securities of $180.2 million, which includes $22.5 million in net proceeds raised in Q3 2022 under its ATM facility.
Chris Stewart, chief financial officer of Bionano added, “Q3 2022 was another outstanding quarter for Bionano. I’m pleased with our 55% year-over-year revenue growth. We believe this growth reflects the continued excitement about Bionano solutions that we are seeing in the market. Our capitalization remains strong with a cash, cash equivalents, and available-for-sale securities balance of $180.2 million at quarter end. We expect revenues for the fourth quarter to be in the range of $7.5 million to $8 million.”

1Non-GAAP operating expense is a non-GAAP financial measure. For a description of this non-GAAP financial measure, please refer to “Non-GAAP Financial Measures,” and for a reconciliation of non-GAAP operating expense to operating expense reporting in accordance with GAAP, please refer to the financial tables accompanying this release.

Conference Call & Webcast Details
Date:	Thursday, November 3rd, 2022
Time:	4:30 p.m. Eastern Time
Live Call:	Toll Free: 1-877-502-9276 Toll/International: 1-720-543-0302
Live Webcast:	https://edge.media-server.com/mmc/p/cz29oo8z
A replay of the conference call and webcast will be archived on Bionano’s investor relations website at https://ir.bionanogenomics.com/ for at least 30 days.

About Bionano Genomics
Bionano Genomics is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through OGM solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also provides diagnostic testing for patients with clinical presentations consistent with autism spectrum disorder and other neurodevelopmental disabilities. Through its BioDiscovery business, the Company also offers an industry-leading, platform-agnostic software solution, which integrates next-generation sequencing and microarray data designed to provide analysis, visualization, interpretation and reporting of copy number variants, single-nucleotide variants and absence of heterozygosity across the genome in one consolidated view. For more information, visit bionanogenomics.com, www.bionanolaboratories.com or biodiscovery.com.
Non-GAAP Financial Measures
To supplement Bionano’s financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), the Company has provided non-GAAP operating expense in this press release, which is a non-GAAP financial measure. Non-GAAP operating expense excludes from GAAP reported operating expense the following components as detailed in the reconciliation table accompanying this press release: stock-based compensation, amortization of intangibles and transaction related expenses.
Bionano believes that non-GAAP operating expense is useful to investors and analysts as a supplement to its financial information prepared in accordance with GAAP for analyzing operating performance and identifying operating trends in its business. Bionano uses non-GAAP operating expense internally to facilitate period-to-period comparisons and analysis of its operating performance in order to understand, manage and evaluate its business and to make operating decisions. Accordingly, Bionano believes this measure allows for greater transparency with respect to key financial metrics it uses in assessing its own operating performance and making operating decisions.
This non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; has no standardized meaning prescribed by GAAP; and is not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by Bionano in this press release and the accompanying reconciliation table has limits in its usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
For a reconciliation of non-GAAP operating expense to operating expense reported in accordance with GAAP, please refer to the financial tables accompanying this release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “can,” “expect,” “may,” “plan,” “anticipate,” “should,” “believe,” “would,” “potential,” “outlook,” “guidance,” "goal", “will,” “estimate” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding product uptake, revenue growth, market development and increased OGM adoption, including through publications highlighting the utility and applications of OGM; our growth prospects and future financial and operating results, including our fourth quarter guidance and ability to exceed our 2022 revenue guidance, our anticipated achievement of our ELEVATE! milestones, the growth of our installed Saphyr system base, the sales of our flowcell consumables and the other expectations related thereto; our ability to meet our goal to drive value and penetrate into our target markets; our commercial expectations, including the potential market opportunity for structural variation analysis and OGM; the anticipated benefits and success of our collaboration efforts, including the opportunities offered by our anticipated collaboration with Hamilton; continued research, presentations and publications involving OGM, its utility compared to traditional cytogenetics and our technologies; our ability to drive adoption of OGM and our technology solutions; expected timing and results from our clinical studies; and the execution of our strategy, including the 2022 ELEVATE! strategy and our anticipated 2022 milestones. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: geopolitical and macroeconomic events, such as the ongoing impact of the COVID-19 pandemic, the conflict between Ukraine and Russia and related sanctions, on our business and the global economy; general market conditions; changes in the competitive landscape, including the introduction of competitive technologies or improvements in existing technologies; changes in our strategic and commercial plans; delays in research or the receipt of supplies to advance our technologies and products, as well as delays in the anticipated timing for new product launches; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts; whether medical and research institutions will adopt and/or continue to use our technologies, including as a result of their funding and the results of studies evaluating the utility and effectiveness of OGM; and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2021 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionanogenomics.com

Investor Relations and
Media Contact:
Amy Conrad
Juniper Point
+1 (858) 366-3243
amy@juniper-point.com

BIONANO GENOMICS, INC
Condensed Consolidated Balance Sheet (Unaudited)
	(Unaudited)
	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$28,166,000	$24,571,000
Investments	152,024,000	226,041,000
Accounts receivable, net	5,829,000	4,934,000
Inventory	25,046,000	12,387,000
Prepaid expenses and other current assets	7,132,000	4,481,000
Total current assets	218,197,000	272,414,000
Property and equipment, net	15,859,000	10,318,000
Operating lease right-of-use asset	6,030,000	6,691,000
Financing lease right-of-use asset	3,759,000	3,926,000
Intangible assets, net	22,585,000	26,842,000
Goodwill	56,466,000	56,160,000
Other long-term assets	802,000	749,000
Total assets	$323,698,000	$377,100,000

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,407,000	$9,696,000
Accrued expenses	11,742,000	9,694,000
Contract liabilities	976,000	684,000
Operating lease liability	1,784,000	1,467,000
Finance lease liability, related party	288,000	299,000
Contingent consideration	9,303,000	—
Total current liabilities	33,500,000	21,840,000
Operating lease liability, net of current portion	4,694,000	5,288,000
Finance lease liability, net of current portion	3,626,000	3,642,000
Contingent consideration	—	9,066,000
Long-term contract liabilities	136,000	146,000
Total liabilities	41,956,000	39,982,000
Stockholders’ equity:
Common stock	30,000	29,000
Additional paid-in capital	593,572,000	553,747,000
Accumulated deficit	(310,038,000)	(216,119,000)
Accumulated other comprehensive loss	(1,822,000)	(539,000)
Total stockholders’ equity	281,742,000	337,118,000
Total liabilities and stockholders’ equity	$323,698,000	$377,100,000

Bionano Genomics, Inc.
Condensed Consolidated Statement of Operations (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30, 2022
	2022	2021	2022	2021
Revenue:
Product revenue	$3,606,000	$3,300,000	$10,635,000	$7,845,000
Service and other revenue	3,615,000	1,355,000	8,952,000	3,834,000
Total revenue	7,221,000	4,655,000	19,587,000	11,679,000
Cost of revenue:
Cost of product revenue	3,708,000	2,340,000	11,257,000	5,723,000
Cost of service and other revenue	1,704,000	1,161,000	4,190,000	2,321,000
Total cost of revenue	5,412,000	3,501,000	15,447,000	8,044,000
Operating expenses:
Research and development	12,742,000	6,505,000	35,036,000	13,270,000
Selling, general and administrative	21,216,000	15,327,000	63,275,000	38,683,000
Total operating expenses	33,958,000	21,832,000	98,311,000	51,953,000
Loss from operations	(32,149,000)	(20,678,000)	(94,171,000)	(48,318,000)
Other income (expenses):
Interest income	436,000	29,000	737,000	152,000
Interest expense	(73,000)	(2,000)	(223,000)	(873,000)
Gain on forgiveness of Paycheck Protection Program Loan	—	—	—	1,775,000
Loss on debt extinguishment	—	—	—	(2,076,000)
Other income (expense)	5,000	(67,000)	(183,000)	(96,000)
Total other income (expense)	368,000	(40,000)	331,000	(1,118,000)
Loss before income taxes	(31,781,000)	(20,718,000)	(93,840,000)	(49,436,000)
Provision for income taxes	(28,000)	(35,000)	(79,000)	(50,000)
Net loss	$(31,809,000)	$(20,753,000)	$(93,919,000)	$(49,486,000)

Bionano Genomics, Inc.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30, 2022
	2022	2021	2022	2021
GAAP selling, general and administrative expense	$21,216,000	$15,327,000	$63,275,000	$38,683,000
Stock-based compensation expense	(2,453,000)	(2,043,000)	(6,537,000)	(3,708,000)
Intangible asset amortization	(1,419,000)	(79,000)	(4,257,000)	(237,000)
Transaction related expenses	(87,000)	(240,000)	(87,000)	(240,000)
Adjusted non-GAAP selling, general and administrative expense	$17,257,000	$12,965,000	$52,394,000	$34,498,000
GAAP research and development expense	$12,742,000	$6,505,000	$35,036,000	$13,270,000
Stock-based compensation expense	(3,606,000)	(745,000)	(10,401,000)	(1,209,000)
Adjusted non-GAAP research and development expense	9,136,000	5,760,000	24,635,000	12,061,000
Total adjusted non-GAAP operating expense	$26,393,000	$18,725,000	$77,029,000	$46,559,000